Exhibit 10.2

AMENDMENT TO FORBEARANCE AGREEMENT

This Amendment to Forbearance Agreement (this “Amendment”) is entered into as of August 7, 2023, by and between Streeterville Capital, LLC, a Utah limited liability company (“Lender”), and Intrusion Inc., a Delaware corporation (“Borrower”). Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Forbearance Agreement and Transaction Documents (as defined below).

A.                 Borrower and Lender previously entered into that certain Forbearance and Standstill Agreement dated August 2, 2023 (the “Forbearance Agreement”).

B.                  The Forbearance Agreement was entered into in relation to that certain Promissory Note #1 dated March 10, 2022 in the original principal amount of $5,350,000.00 (as amended, “Note #1”), and that certain Promissory Note #2 dated June 29, 2022 in the original principal amount of $5,350,000.00 (as amended, “Note #2,” and together with Note #1, the “Notes”), pursuant to that certain Securities Purchase Agreement dated March 10, 2022 by and between Borrower and Lender (as amended, the “Purchase Agreement,” and together with the Notes and all other transaction documents entered into in conjunction therewith, the “Transaction Documents”).

C.                  Borrower and Lender have agreed to amend the Forbearance Agreement, subject to the terms, amendments, conditions and understandings expressed in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                   Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2.                  Amendments. Section 4 of the Forbearance Agreement is deleted in its entirety and replaced with the following:

“4.                 Standstill. Subject to the terms, conditions and understandings contained in this Agreement, and provided no Events of Default occur under either Note subsequent to this Agreement, Lender agrees that it will not seek to redeem any portion of either Note for 180 days from the date on which Borrower closes on the sale of the Borrower’s Common Stock in a fully marketed public offering registered under the Securities Act of 1933, as amended (a “Qualified Public Offering”), for aggregate proceeds of not less than $5,000,000.00 (after deducting all underwriting discounts and selling commissions), so long as the Qualified IPO occurs on or before October 1, 2023 (the “Standstill”). For the avoidance of doubt, if the Qualified IPO does not occur by October 1, 2023, the Standstill shall not take effect.”

3.                  Weekly Payments. In consideration of the Standstill granted by Lender to Borrower and beginning on the earlier of: (i) the expiration or termination of the Standstill, or (ii) April 1, 2024, and on the same day of every week thereafter until there is no longer an Outstanding Balance under either of the Notes, Borrower will make weekly cash payments to Lender via ACH withdrawal in the amount of $50,000.00 (the “Weekly Payments”). In the event the Notes are not paid in full on their respective Maturity Dates or upon the earlier occurrence of a Trigger Event, the Weekly Payments amount will increase to $100,000.00 and the weekly payment obligation will continue until the Notes are paid in full. The Weekly Payments shall be made pursuant to a completed ACH withdrawal form substantially in the form attached hereto as Exhibit A. For the avoidance of doubt, the Weekly Payments are in addition to, and not in lieu of, Lender’s redemption rights under the Notes, which rights will be in full force and effect upon the expiration, termination, or non-effectiveness of the Standstill.

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4.                  Representations and Warranties. In order to induce Lender to enter into this Amendment, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

a.                   Borrower has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of Borrower hereunder.

b.                   There is no fact known to Borrower or which should be known to Borrower which Borrower has not disclosed to Lender on or prior to the date of this Amendment which would or could materially and adversely affect the understanding of Lender expressed in this Amendment or any representation, warranty, or recital contained in this Amendment.

c.                   Except as expressly set forth in this Amendment, Borrower acknowledges and agrees that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Borrower under the terms of the Transaction Documents.

d.                   Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Amendment and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower hereby acknowledges and agrees that the execution of this Amendment by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

e.                    Borrower represents and warrants that as of the date hereof no Events of Default or other material breaches exist under the Transaction Documents or have occurred prior to the date hereof.

5.                  Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Lender to Borrower in connection with this Amendment.

6.                  Other Terms Unchanged. The Forbearance Agreement, as amended by this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Forbearance Agreement after the date of this Amendment is deemed to be a reference to the Forbearance Agreement as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Forbearance Agreement, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Lender under the Forbearance Agreement, as in effect prior to the date hereof.

7.                  No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Amendment, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment.

8.                   Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

9.                   Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

BORROWER:

INTRUSION INC.

By:
Anthony Scott, CEO

LENDER:

STREETERVILLE CAPITAL, LLC

By:
John M. Fife, President

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EXHIBIT A

ACH Withdrawal Form

AUTHORIZATION TO INITIATE ACH DEBIT ENTRIES

CUSTOMER INFORMATION

Intrusion Inc. (“Borrower”), a Delaware corporation, hereby authorizes Utah First Federal Credit Union to initiate debit entries from Borrower’s bank account as detailed below, and to debit the same from such account to an account designated by Streeterville Capital, LLC, a Utah limited liability company (“Lender”). Should a transaction be returned, Borrower further authorizes debiting this account for non-sufficient fund fees according to Utah law. Borrower acknowledges that the origination of ACH transactions to its account must comply with the provisions of U.S. law.

Full Name on Account: Intrusion Inc.

Account#:___________________________	Routing#:___________________________

Account Type (select one):	☒ Checking ☐ Savings
Account Class (select one):	☐ Consumer Account ☒ Business Account

Debit Payment Details:

$50,000 per week (increasing to $100,000 per week following a Trigger Event under the Note) until the outstanding promissory note is paid in full.

Borrower understands that this authorization is to remain in full force and effect until Lender has received written notification from Borrower of its termination at least five (5) business days prior to any payment due date. Borrower further understands that canceling this ACH authorization does not relieve it of the responsibility of paying its debt to Lender in full, and that if Borrower cancels or revokes this authorization before any remaining debt is paid in full, Lender may take additional actions, including legal action, to secure payment of the full amount of the debt.

BORROWER:

Intrusion Inc.

By:
Anthony Scott, CEO
Date:

Contact Phone Number :
Contact Email Address:

PLEASE ATTACH A VOIDED CHECK TO THIS FORM

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